                                                                     EXHIBIT 1.1






                                4,000,000 Shares

                             LOMAK PETROLEUM, INC.

                                  Common Stock


                             UNDERWRITING AGREEMENT


                                                              _________ __, 1997

MORGAN STANLEY & CO. INCORPORATED
PAINEWEBBER INCORPORATED
SMITH BARNEY INC.
A.G. EDWARDS & SONS, INC.
MCDONALD & COMPANY SECURITIES, INC.
       As Representatives of the several Underwriters
       c/o Morgan Stanley & Co. Incorporated
              1585 Broadway
              New York, New York 10036

Dear Sirs:

              1. Introductory. Lomak Petroleum, Inc., a Delaware corporation (the "Company") proposes to issue and sell, pursuant to the terms of this Agreement, to the several Underwriters named in Schedule A hereto (the "Underwriters" which term also shall include any underwriter substituted as hereinafter provided in Section 11) an aggregate of 4,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock") of the Company. The aggregate of 4,000,000 shares so proposed to be sold by the Company is herein called the "Firm Stock". The Company also proposes to sell severally to the Underwriters, on a pro rata basis, at the option of the Underwriters, an aggregate of not more than 600,000 additional shares of Common Stock as provided in Section 3 of this Agreement. The aggregate of 600,000 shares so proposed to be sold is herein called the "Optional Stock". The Firm Stock and the Optional Stock are collectively referred to herein as the "Stock". Morgan Stanley & Co. Incorporated, PaineWebber Incorporated, Smith Barney Inc., A.G. Edwards & Sons, Inc. and McDonald & Company Securities, Inc. are acting as representatives of the several Underwriters and in such capacity are hereinafter referred to as the "Representatives".

              It is understood by all parties that the Company is concurrently entering into an agreement, dated the date hereof (the "Debt Underwriting Agreement") providing for the sale by the Company of $100,000,000 principal amount of its __% Senior Subordinated Notes due 2007 to Chase Securities Inc., NationsBanc Capital Markets, Inc., Bear, Stearns & Co. Inc. and Credit Suisse First Boston Corporation, as underwriters.

              Before the purchase and public offering of the Stock by the several Underwriters, the Company and the Representatives,
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acting on behalf of the several Underwriters, shall enter into an agreement substantially in the form of Exhibit A hereto (the "Pricing Agreement"). The Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between the Company and the Representatives and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Stock will be governed by this Agreement, as supplemented by the Pricing Agreement. From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

              2. (a) Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters, as of the date hereof and as of the date of the Pricing Agreement (such later date being hereinafter referred to as the "Representation Date"), that:

                  (i) A registration statement on Form S-3 (File No. 333-_______) with respect to the Stock, a copy of which has heretofore been delivered to you, has been carefully prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the published rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Act, and has been filed with the Commission under the Act; and the Company has so prepared and proposes so to file prior to the effective date of such registration statement an amendment to such registration statement including the final form of prospectus (which may omit such information as permitted by Rule 430A of the Rules and Regulations). Such registration statement as amended and the prospectus constituting a part thereof (including in each case all documents incorporated by reference therein, as from time to time amended or supplemented pursuant to the Act, the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise and the information, if any, deemed to be a part thereof pursuant to Rule 430A(b) or Rule 434 of the Rules and Regulations) are hereinafter referred to as the "Registration Statement" and the "Prospectus", respectively, except that if any revised prospectus shall be provided to the Underwriters by the Company for use in connection with the offering of the Stock which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective (whether or not such prospectus is required to be filed by the Company pursuant to Rule 424(b) of the Rules and Regulations), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Underwriters for such use. If the Company elects to rely on Rule 434 under the Rules and Regulations, all references to the Prospectus shall be deemed to include, without limitation, the form of prospectus and the abbreviated term sheet, taken together, provided to the Underwriters by the Company in reliance on Rule 434 under Rules and Regulations (the "Rule 434 Prospectus"). If the Company files a registration statement to
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register a portion of the Securities and relies on Rule 462(b) for such registration statement to become effective upon filing with the Commission (the "Rule 462 Registration Statement"), then any reference to "Registration Statement" herein shall be deemed to be to both the registration statement referred to above (No. 333-__) and the Rule 462 Registration Statement, as each such registration statement may be amended pursuant to the Act.

                 (ii) When the Registration Statement becomes effective and as of the Representation Date, the Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations. At the time the Registration Statement becomes effective and at the Representation Date, the Registration Statement will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the time the Registration Statement becomes effective and as of the Representation Date (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriters by the Company for use in connection with the offering of the Stock which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, in which case at the time it is first provided to the Underwriters for such use) and at the Closing Date (as hereinafter defined), will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations, warranties and agreements shall not apply to information relating to the Underwriters contained in or omitted from the Registration Statement or the Prospectus in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter, directly or through the Representatives, specifically for use in the preparation thereof.

                (iii) The documents incorporated by reference in the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the published rules and regulations of the Commission thereunder (the "Exchange Act Regulations"), and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference, when they are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the published rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or





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necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company and the transactions contemplated by this Agreement meet the requirements for use of Form S-3 under the Act.

                 (iv) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, (A) neither the Company nor any of its subsidiaries has incurred any liabilities or obligations (indirect, direct or contingent) or entered into any oral or written agreements or other transactions not in the ordinary course of business that, singly or in the aggregate, could reasonably be expected to be material to the Company and its subsidiaries considered as a whole or that could reasonably be expected to result in a material reduction in the earnings of the Company and its subsidiaries considered as a whole, (B) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business or properties from strike, fire, flood, windstorm, accident or other calamity (whether or not covered by insurance) that, singly or in the aggregate, could reasonably be expected to be material to the Company and its subsidiaries considered as a whole, (C) there has been no material change in the indebtedness of the Company, no change in the capital stock of the Company and, except for regular quarterly dividends, no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, and (D) there has not been any material adverse change, nor any development that could, singly or in the aggregate, result in a material adverse change in the condition (financial or other), business, prospects or results of operations of the Company and its subsidiaries considered as a whole, whether or not arising in the ordinary course of business.

                  (v) The financial statements, together with the related notes and schedules, set forth or incorporated by reference in the Prospectus and elsewhere in the Registration Statement, fairly present, on the basis stated in the Registration Statement, the financial position and the results of operations and changes in financial position of the Company and its consolidated subsidiaries at the respective dates or for the respective periods therein specified. Such financial statements and related notes and schedules have been prepared in accordance with generally accepted accounting principles applied on a consistent basis except as may be set forth in the Prospectus.
The selected financial data set forth in the Prospectus under the caption "Selected Consolidated Financial Data" and in the Company's Annual Report on Form 10-K for the fiscal-year ended [December 31, 1995], incorporated by reference in the Prospectus fairly presents, on the basis stated in the Registration Statement and such Annual Report, the information set forth therein.





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                 (vi)  The pro forma financial statements and other pro forma information and data of the Company and the related notes thereto included in the Registration Statement and the Prospectus have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, present fairly in all material respects the information shown therein and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

                (vii) Arthur Andersen LLP, Ernst & Young LLP, Coopers & Lybrand L.L.P. and KPMG Peat Marwick LLP, who have expressed their opinions on the audited financial statements and related schedules included or incorporated by reference in the Registration Statement, are independent public accountants as required by the Act and the Rules and Regulations.

               (viii) The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing as corporations or limited partnerships under the laws of their respective jurisdictions of organization, with power and authority (corporate and other) to own, lease and operate their properties and to conduct their businesses as described in the Registration Statement and Prospectus; the Company and each of its subsidiaries are in possession of and operating in compliance with all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders required for the conduct of its business, all of which are valid and in full force and effect, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such franchise, grant, authorization, license, permit, easement, consent, certificate or order which, singly or in the aggregate, if the subject of an unfavorable decision, would result in a materially adverse change in the condition (financial or otherwise), business, prospects or results of operations of the Company and its subsidiaries considered as a whole; and the Company and each of such subsidiaries are duly qualified to do business and in good standing as foreign corporations or limited partnerships in all other jurisdictions where their ownership or leasing of properties or the conduct of their businesses requires such qualification.

                 (ix) The Company has authorized, issued and outstanding capital stock as set forth under the heading "Capitalization" in the Prospectus (except for subsequent issuances, if any, pursuant to reservations or agreements referred to in the Prospectus); the issued and outstanding shares of Common Stock of the Company conform to the description thereof in the Prospectus and have been duly authorized and validly





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issued and are fully paid and nonassessable and are listed on the New York
Stock Exchange; the stockholders of the Company have no preemptive rights with respect to any shares of capital stock of the Company and all outstanding shares of capital stock of each corporate subsidiary have been duly authorized and validly issued, and are fully paid and nonassessable and are owned directly by the Company or by another subsidiary of the Company free and clear of any liens, encumbrances, equities or claims.

                  (x) The Stock to be issued and sold by the Company to the Underwriters hereunder has been duly and validly authorized and, when issued and delivered against payment therefor as provided herein and in the Pricing Agreement, will be duly and validly issued and fully paid and nonassessable and will conform to the description thereof in the Prospectus.

                 (xi) There are no contracts, agreements or understandings between the Company or its subsidiaries and any third party (whether acting in an individual, fiduciary or other capacity) granting such third party the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such third party or to require the Company to include such securities in the securities registered pursuant to the registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

                (xii) There are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the registration Statement that are not described or filed as required. The contracts so described in the Registration Statement and the Prospectus are in full force and effect and neither the Company or any of its subsidiaries nor, to the best knowledge of the Company, any other party is in breach of or default under any such contracts.

               (xiii) The oil and gas reserve estimates of the Company and its subsidiaries contained in the Registration Statement and the Prospectus have been prepared primarily by independent petroleum consultants listed in the Prospectus in accordance with Commission guidelines applied on a consistent basis throughout the periods involved, and neither of the Company nor any of its subsidiaries has any reason to believe that such estimates do not fairly reflect oil and gas reserves of the Company and its subsidiaries at the dates indicated.

                (xiv) Except as disclosed in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any subsidiary is the subject, that are required





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to be disclosed in the Registration Statement (other than as described therein), or which, if determined adversely to the Company or any subsidiary, would individually or in the aggregate result in a material adverse change in the condition (financial or otherwise), business, prospects or results of operations of the Company and its subsidiaries considered as a whole or which might materially and adversely affect the consummation of this Agreement; and to the best of the Company's knowledge no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

                 (xv) The Company is not or with the giving of notice or passage of time or both would be, in breach or violation of any of the terms or provisions of or in default under (A) any statute, rule or regulation applicable to the Company or any of its subsidiaries, (B) any indenture, contract, lease, mortgage, deed of trust, note or other agreement or instrument to which the Company or such subsidiary is a party or by which it may be bound,
(C) its certificate of incorporation, partnership agreement, by-laws or other organizational documents, and (D) any order, decree or judgment of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries. The performance of this Agreement and the Agreement dated December 31, 1996, between the Company and American Cometra, Inc. ("Cometra") (the "Cometra Acquisition Agreement") and the consummation of the transactions herein contemplated will not, with the giving of notice or passage of time or both, result in a breach or violation of any of the terms or provisions of or constitute a default under (W) any statute, rule or regulation applicable to the Company or any of its subsidiaries, (X) any indenture, contract, mortgage, lease, deed of trust, note or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it is bound, (Y) the Company's or any such subsidiary's certificate of incorporation, partnership agreements, by-laws or other organizational documents, or (Z) any order, decree judgment of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties.

                (xvi) No labor dispute with the employees of the Company or any of its subsidiaries exists or is imminent; and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors which might be expected to result in any material adverse change in the condition (financial or otherwise), or in the earnings, affairs or business prospects of the Company and its subsidiaries considered as a whole.

               (xvii) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issuance and sale





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of the Stock by the Company or for the consummation by the Company of the transactions contemplated by this Agreement, including, without limitation, the use of the proceeds from the sale of the Stock to be sold by the Company in the manner contemplated in the Prospectus under the caption "Use of Proceeds," except such as may be required by the National Association of Securities Dealers, Inc. (the "NASD") or under the Act or the securities or Blue Sky laws of any jurisdiction in connection with the purchase and distribution of the Stock by the Underwriters.

              (xviii) This Agreement has been and the Pricing Agreement will be duly authorized, executed and delivered by the Company.

                (xix) The Company and its subsidiaries own or have obtained valid licenses for all trademarks, trademark registrations, service marks, service mark registrations, trade names and copyrights described in the Prospectus as being owned, licensed or used by the Company or any of its subsidiaries or that are necessary for the conduct of their respective businesses as described in the Prospectus (collectively, "Intellectual Property") and neither the Company nor any of its subsidiaries is aware of any claim (or of any facts that would form a reasonable basis for any claim) to the contrary or any challenge by any third party to the rights of the Company or any of its subsidiaries with respect to any such Intellectual Property or to the validity or scope of any such Intellectual Property and neither the Company nor any of its subsidiaries has any claim against a third party with respect to the infringement by such third party of any such Intellectual Property, which claims or challenges, if adversely determined, could, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), business prospects or results of operations of the Company and its subsidiaries considered as a whole. The Company has a good faith belief in the distinctiveness and enforceability of all trademarks, service marks and trade names comprising the Intellectual Property.

                 (xx) The Company and its subsidiaries have such certificates, permits, licenses, franchises, consents, approvals, authorizations and clearances as are necessary to own, lease or operate their respective properties and to conduct their respective businesses in the manner described in the Prospectus ("Licenses") and all such Licenses are valid and in full force and effect. The Company and each of its subsidiaries are in compliance in all material respects with their respective obligations under such Licenses and no event has occurred that allows, or after notice or lapse of time or both would allow, revocation, suspension or termination of any such License or a material violation of any such laws or regulations. No such License contains a burdensome restriction on the Company or any





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of its subsidiaries that is not adequately disclosed in the Registration
Statement and the Prospectus.

                (xxi) The Company is not an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

               (xxii) The Company and each of its subsidiaries has (i) good and defensible title to all its interests in its oil and gas properties, title investigations having been carried out by or on behalf of the Company or such subsidiary in accordance with good practice in the oil and gas industry in the areas in which it operates and (ii) good and marketable title to, or has valid rights to lease or otherwise use, all items of other real or personal property which are material to the business of the Company and its subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances, claims and defects that may materially interfere with the condition (financial or otherwise), results of operations, business or prospects of the Company and its subsidiaries taken as a whole.

              (xxiii) There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances, including, but not limited to, brine, crude oil, natural gas liquids and other petroleum materials, by, due to, or caused by the Company or any of their subsidiaries (or, to the best of the Company's knowledge, any other entity for whose acts or omissions, the Company or any of its subsidiaries is or may be liable) upon any of the property now or previously owned or leased by the Company or any of its subsidiaries, or upon any other property, in violation of any statute or any ordinance, rule, regulation, order, judgment decree or permit or which would, under any statute or any ordinance, judgment rule (including rule of common law), regulation, order, decree or permit, give rise to any liability, except for any violation or liability which would not have, singularly or in the aggregate with all such violations and liabilities, a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Company and its subsidiaries taken as a whole; there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company or any of its subsidiaries has knowledge, except for any such disposal, discharge, emission, or other release of any kind which would not have, singularly or in the aggregate with all such discharges and other releases, a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Company and its subsidiaries taken as a whole.





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               (xxiv)  The Company and its subsidiaries carry or are entitled to the benefits of insurance in such amounts and covering such risks as is generally maintained by or on behalf of companies of established repute engaged in the same of similar business, and all such insurance is in full force and effect.

                (xxv) As of the date hereof, (1) all royalties, rentals, deposits and other amounts due on the oil and gas properties of the Company and its subsidiaries have been properly and timely paid, and no proceeds form the sale or production attributable to the oil and gas properties of the Company and its subsidiaries are currently being held in suspense by any purchaser thereof, except where such amounts due could not, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), business, prospects or results of operation of the Company and its subsidiaries taken as a whole and (2) there are no claims under take-or-pay contracts pursuant to which natural gas purchasers have any make-up rights affecting the interest of the Company and its subsidiaries in its oil and gas properties, except where such claims could not, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), business, prospects or results of operation of the Company and its subsidiaries taken as a whole;

               (xxvi) As of date hereof, the aggregate undiscounted monetary liability of the Company and its subsidiaries for petroleum taken or received under any operating or gas balancing and storage agreement relating to its oil and gas properties that permits any person to receive any portion of the interest of the Company and its subsidiaries in any petroleum or to receive cash or other payments to balance any disproportionate allocations of petroleum could not, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), business, prospects or results of operation of the Company and its subsidiaries taken as a whole;

              (xxvii) Each "employee benefit plan" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), in which employees of the Company or any of its subsidiaries are eligible to participate is in compliance in all material respects with the applicable provisions of ERISA and the Internal Revenue Code of 1986, as amended. Neither the Company nor any of its subsidiaries has any has any liability under Title IV of ERISA, nor does the Company or any of its subsidiaries expect that any such liability will be incurred, that could singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), business, prospects or results of operations of the Company and its subsidiaries considered as a whole;





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             (xxviii)  The Company and its subsidiaries make and keep accurate books, records and accounts reflecting their respective assets and maintain internal accounting controls which provide reasonable assurance that (A) transactions are executed with management's authorization, (B) transactions are recorded as necessary to permit preparation of financial statements and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management's authorization and (D) the reported accountability of assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

               (xxix) The Company and its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed, such returns are complete and accurate in all material respects, and all taxes shown by such returns or otherwise assessed that are due or payable have been paid, except such taxes as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company and its subsidiaries in respect of any tax liability for any year not finally determined are adequate to meet any assessments or reassessments for additional taxes; and there has been no tax deficiency asserted and, to the best knowledge of the Company, no tax deficiency might be asserted or threatened against the Company or any of its subsidiaries that could, singly or in the aggregate, have a material adverse effect on the financial (financial or otherwise), business, prospects or results of operations of the Company and its subsidiaries considered as a whole.

                (xxx) No transaction has occurred between or among the Company, its subsidiaries and any of their respective officers, directors or affiliates or, the best of the Company's knowledge, any affiliate of any such officer or director, that is required to be described in the Registration Statement that is not so described.

               (xxxi) The Company has not taken and will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of the Common Stock and the Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Stock other than any preliminary prospectus filed with the Commission or the Prospectus or other materials, if any, permitted by the Act or the Rules or Regulations.

              (xxxii)  No forward looking statement within the meaning to
Section 27A of the Act and Section 21E of the Exchange Act contained in the Registration Statement has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.





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             (xxxiii)  Neither the Company nor any of its subsidiaries has, at anytime during the last five years, (A) made any unlawful contribution to any candidate for foreign office or failed to disclose fully any contributions in violation of law or (B) made any payment to any federal, state or local governmental officer or official or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

              (b) Any certificate signed by an officer of the Company and delivered to the Representatives or counsel for the Underwriters shall be deemed a representation and warranty of the Company to each Underwriter as to the matters covered thereby.

              3. Purchase by and Sale and Delivery to Underwriters; Closing Date. On the basis of the representations, warranties, covenants and agreements herein contained, and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters the Firm Stock, and subject to the terms and conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company, at the price per share set forth in the Pricing Agreement, the number of shares of Firm Stock set forth opposite their names in Schedule A (except as otherwise provided in the Pricing Agreement), subject to adjustment in accordance with Section 11 hereof.

              If the Company has elected not to rely upon Rule 430A under the Rules and Regulations, the initial public offering price and the purchase price per share to be paid by the several Underwriters for the Firm Stock each have been determined and set forth in the Pricing Agreement, dated the date hereof, and an amendment to the Registration Statement and the Prospectus will be filed before the Registration Statement becomes effective.

              If the Company has elected to rely upon Rule 430A under the Rules and Regulations, the purchase price per share to be paid by the several Underwriters for the Firm Stock shall be an amount equal to the initial public offering price, less an amount per share to be determined by agreement between the Representatives and the Company. The initial public offering price per share of the Firm Stock shall be a fixed price to be determined by agreement between the Representatives and the Company. The initial public offering price per share of the Firm Stock shall not be higher than the last reported sale price (regular way) or the last reported asked price, whichever is higher, of the Common Stock on the New York Stock Exchange immediately prior to determination of the initial public offering price. The initial public offering price and the purchase price, when so determined, shall be set forth in the Pricing Agreement. In the event that such prices have not been agreed upon and the Pricing Agreement has not been executed and delivered by all parties thereto by the close of business on the fourteenth





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business day following the date of this Agreement, this Agreement shall terminate forthwith, without liability of any party to any other party, unless otherwise agreed to by the Company and the Representatives.

              The Company will deliver the Firm Stock to the Representatives for the respective accounts of the several Underwriters (in the form of definitive certificates, issued in such names and in such denominations as the Representatives may direct by notice in writing to the Company given at or prior to 12:00 Noon, New York Time, on the business day preceding the Closing Date or, if no such direction is received, in the names of the respective Underwriters in the amount set forth opposite each Underwriter's name on Schedule A hereto), against payment of the purchase price therefor in immediately available funds, all at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, NY 10017. The time and date of delivery and closing shall be at 10:00 A.M., on the third (or, if pricing is determined after 4:30 p.m. New York time, the fourth) full business day after the Registration Statement becomes effective (or, if the Company has elected to rely upon Rule 430A, the third (or, if pricing is determined after 4:30 p.m. New York time, the fourth) full business day after execution of the Pricing Agreement); provided, however, that such date and time may be accelerated or extended by agreement between the Company and the Representatives or postponed pursuant to the provisions of Section 11 hereof. The time and date of such payment and delivery are herein referred to as the "Closing Date". The Company shall make the certificates for the Stock available to the Representatives for examination on behalf of the Underwriters not later than 3:00 P.M., New York Time, on the business day preceding the Closing Date.

              In addition, for the purpose of covering any over-allotments in connection with the distribution and sale of the Firm Stock as contemplated by the Prospectus, the Company hereby grants the Underwriters an option to purchase, severally and not jointly, up to 600,000 shares in the aggregate of the Optional Stock. The purchase price per share to be paid for the Optional Stock shall be the same price per share as for the Firm Stock, less the amount of any dividend declared by the Company and payable on any Optional Stock and as to which the record date has occurred after the date of the Pricing Agreement. The option granted hereby may be exercised as to all or any part of the Optional Stock at any time not more than 30 days subsequent to the effective date of this Agreement. No Optional Stock shall be sold and delivered unless the Firm Stock previously has been, or simultaneously is, sold and delivered. The right to purchase the Optional Stock or any portion thereof may be surrendered and terminated at any time upon notice by the Representatives to the Company.

              The option granted hereby may be exercised by the Representatives on behalf of the Underwriters by giving written notice to the Company setting forth the number of shares of the Optional Stock to be purchased by them and the date and time for delivery of and payment for the Optional Stock. Such date and time for delivery of and payment for the Optional Stock (which may be the Closing Date) is herein called the "Option Closing Date" and shall not be later than three days after written notice is given. Optional Stock shall be purchased for the account of each Underwriter in the same proportion as the number of shares of Firm Stock set forth opposite such Underwriter's name in Schedule A hereto bears to the total number of shares of Firm Stock (subject to adjustment by the Representatives to eliminate odd lots). Upon exercise of the option by the Representatives, the Company agrees to sell to the Underwriters the number of shares of Optional Stock set forth in the written notice of exercise and the Underwriters agree, severally and not jointly, subject to the terms and conditions herein set forth, to purchase such shares of Optional Stock.

              The Company will deliver the Optional Stock to the Representatives for the respective accounts of the several Underwriters (in the form of definitive certificates, issued in such names and in such denominations as the Representatives may direct by notice in writing to the Company given at or prior to 12:00 Noon, New York Time, on the business day preceding the Option Closing Date or, if no such direction is received, in the names of the respective Underwriters), against payment of the purchase price therefor in immediately available funds, all at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, NY 10017. The Company shall make the certificates for the Optional Stock available to the Representatives for examination on behalf of the Underwriters not later than 3:00 P.M., New York Time, on the business day preceding the Option Closing Date.

              It is understood that Morgan Stanley & Co. Incorporated, PaineWebber Incorporated, Smith Barney Inc., A.G. Edwards & Sons, Inc. or McDonald & Company Securities, Inc., individually and not as Representatives of the several Underwriters, may (but shall not be obligated to) make payment to the Company on behalf of any Underwriter or Underwriters, for the Stock to be purchased by such Underwriter or Underwriters. Any such payment by Morgan Stanley & Co. Incorporated, PaineWebber Incorporated, Smith Barney Inc., A.G. Edwards & Sons, Inc. or McDonald & Company Securities, Inc. shall not relieve such Underwriter or Underwriters from any of its or their other obligations hereunder.

              After the Registration Statement becomes effective, the several Underwriters propose to make an initial public offering of the Stock at the initial public offering price. The

Representatives shall promptly advise the Company of the commencement of the initial public offering.

              4. Covenants and Agreements of the Company. The Company covenants and agrees with the several Underwriters that:

              (a) The Company will use its best efforts to cause the Registration Statement to become effective under the Act, will advise the Representatives promptly as to the time at which the Registration Statement becomes effective, will advise the Representatives promptly of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose, and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible the lifting thereof, if issued. If the Company elects to rely on Rule 434 under the Rules and Regulations, the Company will prepare an "abbreviated term sheet" that complies with the requirements of Rule 434 under the Rules and Regulations. If the Company elects not to rely on Rule 434, the Company will provide the Underwriters with copies of the form of Prospectus, in such number as the Underwriters may reasonably request, and file or transmit for filing with the Commission such Prospectus in accordance with Rule 424(b) of the Rules and Regulations by the close of business in New York on the business day immediately succeeding the date of the Pricing Agreement. If the Company elects to rely on Rule 434, the Company will provide the Underwriters with copies of the form of Rule 434 Prospectus, in such number as the Underwriters may reasonably request, and file or transmit for filing with the Commission the form of Rule 434 Prospectus complying with Rule 434(c)(2) of the Act in accordance with Rule 424(b) of the Act by the close of business in New York on the business day immediately succeeding the date of the Pricing Agreement.

              (b) The Company will advise the Representatives promptly of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for additional information, and will not at any time file any amendment to the Registration Statement or supplement to the Prospectus which shall not previously have been submitted to the Representatives a reasonable time prior to the proposed filings thereof or to which the Representatives shall reasonably object in writing or which is not in compliance with the Act and the Rules and Regulations.

              (c) The Company will prepare and file with the Commission, promptly upon the request of the Representatives, any amendments or supplements to the

       Registration Statement or the Prospectus (including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Stock which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424 of the Rules and Regulations or any abbreviated term sheet prepared in reliance on Rule 434 of the Rules and Regulations) which in the opinion of the Representatives may be necessary to enable the several Underwriters to continue the distribution of the Stock and will use its best efforts to cause the same to become effective as promptly as possible. The Company will promptly file all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Stock.

              (d) If at any time after the effective date of the Registration Statement when a prospectus relating to the Stock is required to be delivered under the Act any event relating to or affecting the Company or any of its subsidiaries occurs or has occurred as a result of which the Prospectus would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary, at any time to amend the Prospectus to comply with the Act, the Company will promptly notify the Representatives thereof and will prepare an amended or supplemented prospectus (in form and substance satisfactory to counsel to the Underwriters) or, with the consent of counsel to the Underwriters, make an appropriate filing pursuant to Section 13 or 14 of the Exchange Act which will correct such statement or omission; and, in case any Underwriter is required to deliver a prospectus relating to the Stock nine months or more after the effective date of the Registration Statement, the Company upon the request of the Representatives and at the expense of such Underwriter will prepare promptly such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act.

              (e) The Company will deliver to the Representatives, at or before the Closing Date, signed copies of the Registration Statement and all amendments thereto including all financial statements and exhibits thereto and all documents theretofore incorporated by reference therein, and will deliver to the Representatives such number of copies of the Registration Statement, including such financial statements and all documents theretofore incorporated by reference therein but without exhibits, and of all amendments thereto, as the Representatives may reasonably request. The Company will deliver or mail to or upon the order of the Representatives on the date of the initial public offering, and thereafter from time to time during the period when delivery of a prospectus relating to the Stock is required under the Act, as many copies of the Prospectus, in final form or as thereafter amended or supplemented as the Representatives may reasonably request.

              (f) The Company will make generally available to its security holders as soon as practicable, but in any event not later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the Act) which will be in reasonable detail (but which need not be audited) and which will comply with Section 11(a) of the Act, covering a period of at least twelve months beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in Rule
       158) of the Registration Statement.

              (g) The Company will furnish to its shareholders annual reports containing financial statements certified by independent public accountants and shall also furnish quarterly summary financial information in reasonable detail which may be unaudited. During the period of five years from the date hereof, the Company will deliver to the Representatives and, upon request, to each of the other Underwriters, copies of each annual report of the Company and each other report furnished by the Company to its shareholders; and will deliver to the Representatives, as soon as they are available, copies of any other reports (financial or other) which the Company shall publish or otherwise make available to any of its security holders as such, and as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or the NASD.

              (h) The Company will use its best efforts to effect the listing of the Stock on the New York Stock Exchange.

              (i) The Company will use the net proceeds received by it from the sale of the Stock in the manner specified in the Prospectus under "Use of Proceeds".

              (j) During a period of ___ days from the date of the Pricing Agreement, the Company will not, without prior written consent of Morgan Stanley & Co. Incorporated, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of or enter into any agreement to sell, any Common Stock or any security convertible into Common Stock.

              (k) At the time this Agreement is executed, the Company shall have furnished to the Representatives a letter from each officer and director of the Company, in which each such person agrees that, during a period of _____ days from the date of the Pricing Agreement, such person will not, without the prior written consent of Morgan Stanley & Co. Incorporated, directly or indirectly, (i) sell, offer to sell, grant any option for the sale of, or otherwise dispose of or transfer, any shares of Common Stock or any securities convertible into or exchangeable or exercisable for such Common Stock, or file any registration statement under the Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

              5. Payment of Expenses. The Company will pay (directly or by reimbursement) all expenses incident to the performance of its obligations under this Agreement, including but not limited to all expenses and taxes incident to delivery of the Stock to the Representatives, all expenses incident to the registration of the Stock under the Act and the printing of copies of the Registration Statement, each Preliminary Prospectus, the Prospectus, any amendments or supplements thereto including any abbreviated terms sheet delivered by the Company pursuant to Rule 434 of the Rules and Regulations, the "Blue Sky" memorandum, the Agreement Among Underwriters, Underwriters' Questionnaire and this Agreement and furnishing the same to the Underwriters and dealers except as otherwise provided in Sections 4(d) and 4(e), the fees and disbursements of the Company's counsel and accountants, all filing and printing fees and expenses (including legal fees and disbursements of counsel for the Underwriters) incurred in connection with qualification of the Stock for sale and determination of its eligibility for investment under the laws of such jurisdictions as the Representatives may designate, all fees and expenses (including legal fees and disbursements of counsel for the Underwriters) paid or incurred in connection with filings made with the National Association of Securities Dealers, Inc. (the "NASD"), the fees and expenses incurred in connection with the listing of the Stock on the New York Stock Exchange, the costs of preparing stock certificates, the costs and fees of any registrar or transfer agent and all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.

              If this Agreement is terminated by the Representatives in accordance with the provisions of Section 3 or Section 8 hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the fees and disbursements of Simpson Thacher & Bartlett, counsel for the Underwriters.

              6. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or
Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

              (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Act or
Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the

Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

              (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to paragraph (a) or (b) of this Section 6, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act and
(ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons of any Underwriters, such firm shall be designated in writing by Morgan Stanley & Co. Incorporated. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

              (d)  To the extent the indemnification provided for in paragraph
(a) or (b) of this Section 6 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Stock shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Stock (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate initial public offering price of the Stock. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 6 are several in proportion to the respective number of Stock they have purchased hereunder, and not joint.

              (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) of this Section 6. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Stock underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

              (f)  The indemnity and contribution provisions contained in this
Section 6 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Stock.

              7. Survival of Indemnities, Representations, Warranties, etc. The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company or any of its officers or directors or any controlling person, and shall survive delivery of and payment for the Stock.

              8. Conditions of Underwriters' Obligations. The respective obligations of the several Underwriters hereunder shall be subject to the accuracy, at and (except as otherwise stated herein) as of the date hereof, the Representation Date and the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties made herein by the Company, to the accuracy of the statements of the Company's officers or directors in any certificate furnished pursuant to the provisions hereof, to compliance at and as of such Closing Date by the Company with its covenants and agreements herein contained and other provisions hereof to be satisfied at or prior to such Closing Date, and to the following additional conditions:

              (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

                         (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Act; and

                        (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Stock on the terms and in the manner contemplated in the Prospectus.

              (b) The Registration Statement shall become effective not later than 3:00 P.M., New York City time, on the date hereof or, with the consent of the Representatives, at a later time and date, not later, however, than 5:30 P.M., New York City time on the first business day following the date hereof, or at such later date as may be approved by a majority in interest of the Underwriters, and at such Closing Date (i) no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been initiated or, to the knowledge of the Company or the Representatives, threatened by the Commission, and any request for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representatives, and (ii) there shall not have come to the attention of the Representatives any facts that would cause them to believe that the Prospectus, at the time it was required to be delivered to a purchaser of the Stock, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Company has elected to rely upon Rule 430A of the Rules and Regulations, the price of the Stock and any price related information previously omitted from the effective Registration Statement pursuant to Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the Rules and Regulations within the prescribed time period, and before the Closing Date the Company shall have provided evidence satisfactory to the Representatives of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A of the Rules and Regulations.

              (c) At the time of execution of this Agreement, the Representatives shall have received from Arthur Andersen LLP a letter, dated the date of such execution, in form and substance previously approved by the Representatives, and to the effect that:

                  (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the Rules and Regulations.

                 (ii) In their opinion, the financial statements and supporting schedule(s) examined by them and included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations thereunder and with the Exchange Act and the Exchange Act Regulations and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited consolidated interim financial statements, selected financial data, pro forma financial information, prospective financial statements and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the Representatives;

                (iii) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus and included or incorporated by reference in Item 6 of the Company's Annual

       Report on Form 10-K for the most recent fiscal year agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for the five such fiscal years which were included or incorporated by reference in the Company's Annual Reports on Form 10-K for such fiscal years;

                 (iv) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                     (A) the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included or incorporated by reference in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act as it applies to Form 10-Q and the related published rules and regulations thereunder, or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with the basis for the audited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year;

                     (B) any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included in the Prospectus or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year;

                     (C) the unaudited financial statements which were not included in the Prospectus but from which were derived the unaudited condensed financial statements referred to in clause
              (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited financial statements included in the Prospectus or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year;

                     (D) any unaudited pro forma consolidated condensed financial statements included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

                     (E) as of a specified date not more than three days prior to the date of such letter, there has been any change in the consolidated capital stock of the Company (other than issuances of capital stock upon exercise of options, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest balance sheet included or incorporated by reference in the Prospectus) or any increase in the consolidated long-term debt of the Company and consolidated subsidiaries, any decrease in the consolidated net current assets, net assets or other items specified by the Representatives, or any change in any other items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur; and

                     (F) for the period from the date of the latest financial statements included or incorporated by reference in the Prospectus to the specified date referred to in Clause (E) there was any decrease in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the

              Representatives, except in each case for increases or decreases which the Prospectus discloses have occurred or may occur; and

                  (v) In addition to the examination referred to in their report(s) included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (iv) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives or in documents incorporated by reference in the Prospectus specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

                (vi) On the basis of a reading of the unaudited consolidated condensed pro forma financial statements included in the Registration Statement and the Prospectus, carrying out certain specified procedures and inquiries of certain officials of the Company and its consolidated subsidiaries who have responsibility for financial and accounting matters, and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the unaudited consolidated condensed pro forma financial statements, nothing came to their attention that caused them to believe that the unaudited consolidated condensed pro forma financial statements do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

              (d) The Representatives shall have received from Arthur Andersen LLP a letter, dated the Closing Date, to the effect that such accountants reaffirm, as of such Closing Date, and as through made on such Closing Date, the statements made in the letter furnished by such accountants pursuant to paragraph (c) of this Section 8, except that the specified date will be a date not more than three business days prior to the Closing Date.

              (e) At the time of execution of this Agreement, the Representatives shall have received from Coopers & Lybrand L.L.P. a letter, dated the date of such execution, in form and substance previously approved by the Representatives, and to the effect that:

                         (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the Rules and Regulations.

                        (ii) In their opinion, the financial statements and supporting schedule(s) of Cometra examined by them and included or incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations thereunder and with the Exchange Act and the Exchange Act Regulations and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the selected financial data and/or condensed financial statements derived from audited financial statements of Cometra for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the Representatives;

                       (iii) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of Cometra, inspection of the minute books of Cometra since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of Cometra responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that with respect to
              Cometra:

                            (A)  the unaudited condensed consolidated
                     statements of income, consolidated balance sheets and consolidated statements of cash flows of Cometra included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder, or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with the basis for the audited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus for the most recent fiscal year;

                            (B) any other unaudited income statement data and balance sheet items of Cometra included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included in the Prospectus for the most recent fiscal year;

                            (C) the unaudited financial statements of Cometra which were not included in the Prospectus but from which were derived the unaudited condensed financial statements referred to in clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited financial statements included in the Prospectus for the most recent fiscal year;

                            (D) as of a specified date not more than three days prior to the date of such letter, there has been any increase in the consolidated long-term debt, any decrease in the consolidated net current assets, net assets or other items specified by the Representatives, or any change in any other items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur; and

                            (E) for the period from the date of the latest financial statements included in the Prospectus to the specified date referred to in Clause (D) there was any decrease in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for increases or decreases which the Prospectus discloses have occurred or may occur; and

                        (iv) In addition to the examination referred to in their report(s) included in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (iv) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives which are derived from the general accounting records of Cometra, which appear in the Prospectus, and have compared certain of such amounts, percentages and financial information with the accounting records of Cometra and have found them to be in agreement.

              (f) The Representatives shall have received from Coopers & Lybrand L.L.P. a letter, dated the Closing Date, to the effect that such accountants reaffirm, as of such Closing Date, and as through made on such Closing Date, the statements made in the letter furnished by such accountants pursuant to paragraph (e) of this Section 8, except that the specified date will be a date not more than three business days prior to the Closing Date.

              (g) At the time of execution of this Agreement, the Representatives shall have received from each of Ernst & Young LLP and KPMG Peat Marwick LLP a letter, dated the date of such execution, in form and substance previously approved by the Representatives, and to the effect that:

                  (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the Rules and Regulations.

                 (ii) In their opinion, the financial statements and supporting schedule(s) examined by them and included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations thereunder and with the Exchange Act and the Exchange Act Regulations and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the selected financial data and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the Representatives;

              (h) The Representatives shall have received from each of Ernst & Young LLP and KPMG Peat Marwick LLP a letter, dated the Closing Date, to the effect that such accountants reaffirm, as of such Closing Date, and as through made on such Closing Date, the statements made in the letter furnished by such accountants pursuant to paragraph (g) of this Section 8, except that the specified date will be a date not more than three business days prior to the Closing Date.

              (i) At the time of execution of this Agreement, the Representatives shall have received a letter from each of Netherlands, Sewell and Associates, Inc., Wright & Co., Inc., H.J. Gruy and Associates, Inc., Huddleston & Co., Inc. and Clay, Holt & Klammer (the "Independent Petroleum Engineers") dated the date of such execution, in form and substance satisfactory to the Representatives, confirming that they are independent petroleum consultants with respect to the Company and the Company's subsidiaries, attaching their report with respect to the oil and gas reserves of the Company and its subsidiaries and stating that, as of the date of such letter, they have no reason to believe that the conclusions and findings of such firm contained in such report are not true and correct.

              (j) The Representatives shall have received a letter (the "bring-down letter") from each of Independent Petroleum Engineers, addressed to the Representatives and dated the Closing Date confirming, as of the date of the Closing Date, the conclusions and findings of such firm with respect to the information and other matters covered by their letter delivered to the Representatives pursuant to paragraph (i) and confirming in all material respects the conclusions and findings set forth in such prior letter.

              (k) The Representatives shall have received from Vinson & Elkins L.L.P., counsel for the Company, an opinion, dated the Closing Date, to the effect that:

                  (i) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware and has power and authority (corporate and other) to own or lease its properties and conduct its business as described in the Prospectus; the Company is in possession of and is operating in compliance with all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders required for the conduct of its business, all of which are valid and in full force and effect; and the Company is duly qualified as a foreign corporation in good standing in all other jurisdictions where its ownership or leasing of properties or the conduct of its business requires such qualification.

                 (ii) The Company has an authorized and outstanding capital stock as set forth under the heading "Capitalization" in the Prospectus; all outstanding shares of Common Stock (including the Stock) conform to the description thereof in the Prospectus and have been duly authorized and validly issued and are fully paid and nonassessable, and the stockholders of the Company have no preemptive rights with respect to any shares of capital stock of the Company.

                (iii) To the best of such counsel's knowledge, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any subsidiary is the subject, which individually or in the aggregate are material; and to the best of such counsel's knowledge no such proceedings are threatened by governmental authorities or others.

                 (iv) This Agreement and the Pricing Agreement have been duly authorized, executed and delivered by the Company; and the performance of this Agreement, the Pricing Agreement and the Cometra Acquisition Agreement and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms or provisions of or constitute a default under any statute, contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument known to such counsel to which the Company is a party or by which it is bound, the Company's Certificate of Incorporation or By-laws, or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its properties.

                  (v) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement and the Pricing Agreement, except such as may be required under the Act or as may be required under the securities or Blue Sky laws of any jurisdiction or by the NASD in connection with the purchase and distribution of the Stock by the Underwriters.

                 (vi) The Registration Statement has become effective under the Act and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act.

                (vii) The Stock has been approved for listing on the New York Stock Exchange.

               (viii) The Registration Statement and the Prospectus (other than the financial statements and supporting schedules included therein, as to which no opinions need be rendered), and each amendment or supplement thereto, as of their respective effective or issue dates and as of the Closing Date complied as to form in all material respects with the requirements of the Act and the Rules and Regulations.

                 (ix) The descriptions in the Registration Statement and Prospectus of contracts and other documents are accurate in all material respects and such descriptions fairly present in all material respects the information required to be shown; and such counsel does not know of any legal or governmental proceedings or of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement or Prospectus which are not described and filed as required.

                  (x) Neither the Company nor any of its subsidiaries is, and will not be as a result of the consummation of the transactions contemplated by this Agreement, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                 (xi) Neither the Company nor any of its subsidiaries is a "holding company" as defined in Section 2(a)(7) of the Public Utility Holding Company Act of 1935, as amended.

                (xii) The documents incorporated by reference in the Prospectus (other than the financial statements and supporting schedules included therein, as to which no opinions need be rendered), as of the dates they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the published rules and regulations thereunder; and nothing has come to such counsel's attention that would lead such counsel to believe that the Registration Statement, at the time it became effective, at the Representation Date or at the Closing Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, at the

       Representation Date (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriters by the Company for use in connection with the offering of the Stock which differs from the prospectus on file at the Commission at the time the Registration Statement became effective, in which case at the time it was first provided to the Underwriters for such use) or at the Closing Date, included any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (xiii) Lomak Operating Company, Lomak Production Company, Lomak Resources Company, Buffalo Oilfield Services, Inc., Lomak Energy Services Company, Talon Trucking Company, Eastern Petroleum Company, Lomak Energy Company, LPI Acquisition, Inc., Lomak Production I, L.P., and Lomak Resources, L.L.C., subsidiaries of the Company (the "Subsidiaries"), have each been duly organized, are validly existing as a corporation or a limited partnership, as the case may be, in good standing under the laws of their respective jurisdictions of organization and have power and authority (corporate and other) to own their respective properties and conduct their respective businesses as described in the Prospectus, and each of such Subsidiaries are duly qualified as foreign corporations or limited partnerships in good standing and in all other jurisdictions where their ownership or leasing of properties or the conduct of their businesses requires such qualification.

                (xiv) All outstanding shares of capital stock of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and are owned by the Company free and clear of any liens, encumbrances, equities and claims.

              (l) The Representatives shall have received from Simpson Thacher & Bartlett, counsel for the Underwriters, their opinion or opinions dated the Closing Date with respect to the validity of the Stock, the Registration Statement, the Prospectus and such other related matters as the Representatives may require. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon opinions of counsel satisfactory to the Representatives. The Company shall have furnished to such counsel such documents as they may request for the purpose of enabling them to pass upon such matters.

              (m) The Representatives shall have received a certificate, dated such Closing Date, of the Chief Executive

       Officer or the President and the chief financial or accounting officer of the Company to the effect that: (i) no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or are pending or contemplated under the Act; (ii) subsequent to the respective dates as of which information is given in the Prospectus, neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, nor entered into any transactions, not in the ordinary course of business, which in either case are material to the Company and its subsidiaries considered as a whole, whether or not arising in the ordinary course of business, and there has not been any material adverse change in the condition (financial or otherwise), business, prospects or results of operations of the Company and its subsidiaries considered as a whole, or any change in the capital stock or long-term debt of the Company and its subsidiaries considered as a whole; (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or before the Closing Date; (iv) the representations and warranties of the Company in this Agreement are true and correct at and as of the Closing Date; (v) between the execution of this Agreement and the Closing Date, there has not occurred any downgrading, nor has any notice been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Act; and (vi) between the execution of this Agreement and the Closing Date, the business and operations conducted by the Company and its subsidiaries have not sustained a loss by strike, fire, flood, accident or other calamity (whether or not insured) of such a character as to interfere materially with the conduct of the business and operations of the Company and its subsidiaries considered as a whole. As used in this Section 8(m), the term "Prospectus" means the Prospectus in the form first used to confirm sales of Stock.

              (n) The Company shall have furnished to the Representatives such additional certificates as the Representatives may have reasonably requested as to the accuracy, at and as of the Closing Date, of the representations and warranties made herein by it as to compliance at and as of the Closing Date by it with its covenants and agreements herein contained and other provisions hereof to be satisfied at or prior to the Closing Date and as to other conditions to the obligations of the Underwriters hereunder.

              (o) The Stock shall have been approved for listing on the New York Stock Exchange.

              (p) The closing under the Debt Underwriting Agreement shall have occurred concurrently with the closing hereunder.

              (q)  In the event the Underwriters exercise the option granted in
       Section 3 hereof to purchase all or any portion of the Optional Shares, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of the Option Closing Date, and you shall have received:

                  (i) A letter from each of Arthur Andersen LLP, Coopers & Lybrand L.L.P., Ernst & Young LLP and KPMG Peat Marwick LLP, in form and substance satisfactory to you and dated the Option Closing Date, substantially the same in scope and substance as the letters furnished to you pursuant to Sections 8(c), 8(e) and (g) except that the specified date in the letter furnished pursuant to this Section 8(q) shall be a date not more than five days prior to the Option Closing Date.

                 (ii) A letter from each of the Independent Petroleum Engineers, in form and substance satisfactory to you and dated the Option Closing Date, substantially the same in scope and substance as the letter furnished to you pursuant to Section 8(i), except that the specified date in the letter furnished pursuant to this Section 8(q) shall be a date not more than five days prior to the Option Closing Date.

                (iii) A certificate, dated the Option Closing Date, of the Chief Executive Officer or President and the chief financial or accounting officer of the Company confirming that the certificate delivered at the Closing Date pursuant to Section 8(m) remains true as of the Option Closing Date.

                 (iv) The opinion of Vinson & Elkins L.L.P., counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated the Option Closing Date, relating to the Optional Stock and otherwise to the same effect as the opinion required by
       Section 8(k).

                  (v) The opinion of Simpson Thacher & Bartlett, counsel for the Underwriters, dated the Option Closing Date, relating to the Optional Stock and otherwise to the same effect as the opinion required by Section 8(l).

              If any of the conditions hereinabove provided for in this Section shall not have been satisfied when and as required by this Agreement, this Agreement may be terminated by the Representatives by notifying the Company of such termination in writing or by telegram at or prior to the Closing Date, but the Representatives shall be entitled to waive any of such conditions.

              9. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Stock on the terms and in the manner contemplated in the Prospectus.

              10. Reimbursement of Underwriters. Notwithstanding any other provisions hereof, if this Agreement shall be terminated by the Representatives under Section 8, Section 9 or Section 12, the Company will bear and pay the expenses specified in Section 5 hereof and, in addition to its obligations pursuant to Section 6 hereof, the Company will reimburse the reasonable out-of-pocket expenses of the several Underwriters (including reasonable fees and disbursements of counsel for the Underwriters) incurred in connection with this Agreement and the proposed purchase of the Stock, and promptly upon demand the Company will pay such amounts to you as Representatives. In addition, the provisions of Section 6 shall survive any such termination.

              11. Default By Underwriters. If any Underwriter or Underwriters shall default in its or their obligations to purchase shares of Firm Stock hereunder on the Closing Date and the aggregate number of shares of Firm Stock which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares which the Underwriters are obligated to purchase at the Closing Date, the other Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the shares of Firm Stock which such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or

Underwriters shall so default and the aggregate number of shares of Firm Stock with respect to which such default or defaults occur is more than 10% of the total number of shares underwritten and arrangements satisfactory to the Representatives and the Company for the purchase of such shares of Firm Stock by other persons are not made within 48 hours after such default, this Agreement shall terminate.

              If the remaining Underwriters or substituted underwriters are required hereby or agree to take up all or part of the shares of Firm Stock of a defaulting Underwriter or Underwriters as provided in this Section 11, (i) the Company shall have the right to postpone the Closing Date for a period of not more than five full business days, in order that the Company may effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary, and (ii) the respective numbers of shares of Firm Stock to be purchased by the remaining Underwriters or substituted underwriters shall be taken as the basis of their underwriting obligation for all purposes of this Agreement. Nothing herein contained shall relieve any defaulting Underwriter of its liability to the Company or the Underwriters for damages occasioned by its default hereunder. Any termination of this Agreement pursuant to this Section 11 shall be without liability on the part of any non-defaulting Underwriter or the Company, except for expenses to be paid or reimbursed pursuant to Section 5 and except for the provisions of Section 6.

              12. Default By the Company. If the Company shall fail at the Closing Date to sell and deliver the number of shares of Stock which it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any non-defaulting party.

              No action taken pursuant to this Section shall relieve the Company so defaulting from liability, if any, in respect of such default.

              13. Notices. All communications hereunder shall be in writing and, if sent to the Underwriters shall be mailed, delivered or telegraphed and confirmed to you, as their Representatives c/o Morgan Stanley & Co.
Incorporated at 1585 Broadway, New York, New York 10036, Attn:  [      ],
except that notices given to an Underwriter pursuant to Section 6 hereof shall be sent to such Underwriter at the address provided to the Representatives or, if sent to the Company, shall be mailed, delivered or telegraphed and confirmed c/o Lomak Petroleum, Inc., 500 Throckmorton Street, Fort Worth, Texas 76106
Attn: John H. Pinkerton, President and Chief Executive Officer.

              14. Successors. This Agreement shall inure to the benefit of and be binding upon the several Underwriters, the Company and their respective successors and legal representatives. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the person or persons, if any, who control any Underwriter or Underwriters within the meaning of Section 15 of the Act, and the indemnities of the several Underwriters shall also be for the benefit of each director of the Company, each of its officers who has signed the Registration Statement and the person or persons, if any, who control the Company within the meaning of Section 15 of the Act.

              15. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. The Company hereby consents to personal jurisdiction in the State of New York and voluntarily submits to the jurisdiction of the courts of such state, including the federal district courts located in such state, in any proceeding with respect to this Agreement.

              16. Counterparts. This Agreement may be executed by one or more parties hereto in any number of counterparts each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

              17. Authority of the Representatives. In connection with this Agreement, the Representatives will act for and on behalf of the several Underwriters, and any action taken under this Agreement by the Representatives jointly or by Morgan Stanley & Co. Incorporated, as representative of the several Underwriters, will be binding on all the Underwriters.

              If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between the Company and each of the Several Underwriters.

                                           Very truly yours,

                                           LOMAK PETROLEUM, INC.


                                           By________________________________
                                                         President



Accepted and delivered,
       as of the date first above written:
MORGAN STANLEY & CO. INCORPORATED
PAINEWEBBER INCORPORATED
SMITH BARNEY INC.
A.G. EDWARDS & SONS, INC.
MCDONALD & COMPANY SECURITIES, INC.
       Acting on their own behalf and as
       Representatives of the several Underwriters referred to in the foregoing Agreement.

By: MORGAN STANLEY & CO. INCORPORATED

By________________________________________________
                     Authorized Signature

                                   SCHEDULE A


                                                                            Number of
                                                                            Shares of
                                                                           Stock to be
                           Name                                             Purchased
                           ----                                           -------------
 MORGAN STANLEY & CO.                INCORPORATED
 PAINEWEBBER INCORPORATED
 SMITH BARNEY INC.
 A.G. EDWARDS & SONS, INC.
 MCDONALD & COMPANY SECURITIES, INC.





                                                                          ____________
 Total . . . . . . . . . . . . . . . . . . . . . . . . .                    4,000,000
                                                                            =========

                                   EXHIBIT A

                                4,000,000 Shares

                             LOMAK PETROLEUM, INC.

                                  Common Stock

                               PRICING AGREEMENT

                                                               ________ __, 1997

MORGAN STANLEY & CO. INCORPORATED
PAINEWEBBER INCORPORATED
SMITH BARNEY INC.
A.G. EDWARDS & SONS, INC.
MCDONALD & COMPANY SECURITIES, INC.
       As Representatives of the several Underwriters
       c/o Morgan Stanley & Co. Incorporated
       1585 Broadway
       New York, New York 10036

Dear Sirs:

              Reference is made to the Underwriting Agreement, dated ________ __, 1997 (the "Underwriting Agreement"), relating to the purchase by the several Underwriters named in Schedule A thereto, for whom Morgan Stanley & Co. Incorporated, PaineWebber Incorporated, Smith Barney Inc., A.G. Edwards & Sons, Inc. and McDonald & Company Securities, Inc. are acting as representatives (the "Representatives"), of the above shares of common stock (the "Common Stock") of Lomak Petroleum, Inc. (the "Company").

              Pursuant to Section 3 of the Underwriting Agreement, the Company agrees with each underwriter as follows:

              1. The initial public offering price per share for the Stock, determined as provided in Section 3, shall be $_______________.

              2. The purchase price per share for the Stock to be paid by the several Underwriters shall be $______________.

              If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

                                           Very truly yours,

                                           LOMAK PETROLEUM, INC.


                                           By________________________________
                                                         President


Accepted and delivered,
       as of the date first above written:
MORGAN STANLEY & CO. INCORPORATED
PAINEWEBBER INCORPORATED
SMITH BARNEY INC.
A.G. EDWARDS & SONS, INC.
MCDONALD & COMPANY SECURITIES, INC.
       Acting on their own behalf and as
       Representatives of the several Underwriters referred to in the foregoing Agreement.

By: MORGAN STANLEY & CO. INCORPORATED



By________________________________________________
              Authorized Signature





                                       2